UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 8, 2017
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On February 8, 2017, the Company announced during its quarterly earnings call that Joseph Gleberman expressed his intent to resign from the Board of Directors (the “Board”) of Limelight Networks, Inc. (the "Company") prior to the 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Gleberman’s decision to not stand for re-election as a director of the Company is not the result of any disagreements with the Company relating to its operations, policies, or practices.

(d)    The Company also announced during its quarterly earnings call the appointments of Doug Bewsher and Scott Genereux to the Company’s Board to fill the vacancy created by the departure of Gray Hall from the Board on October 14, 2016, as well as the impending vacancy by Mr. Gleberman’s expected resignation. Each will serve until his successor is duly elected and qualified. Mr. Genereux will serve as a Class I director of the Company and will be presented to the shareholders for election to the Board at the upcoming Annual Meeting. Mr. Bewsher will serve as a Class II director of the Company and will be presented to the shareholders for election to the Board at the 2018 Annual Meeting of Stockholders. To facilitate the appointment of Messrs. Genereux and Bewsher, from the effective date of their appointments until the effective date of Mr. Gleberman’s resignation, the eight members of the Board shall consist of two Class I directors, three Class II directors, and three Class III directors. Following these appointments and Mr. Gleberman’s resignation, the Board will consist of two Class I directors, two Class II directors, and three Class III directors.

As a result of the above-referenced appointments to the Board, Messrs. Bewsher and Genereux will receive an initial award under the Company’s Amended and Restated 2007 Equity Incentive Plan restricted stock units at a fixed value of $175,000. These RSUs will vest over a three-year term. The Company also plans to enter into an indemnification agreement with each of Messrs. Bewsher and Genereux in the same form as the indemnification agreements the Company has entered into with other members of the Board. Messrs. Bewsher and Genereux also will be eligible to receive cash compensation under the terms of the Company’s non-employee independent director compensation program.

On February 9, 2017, the Company issued a press release regarding the appointments of Messrs. Bewsher and Genereaux and Mr. Gleberman’s intention to resign. The press release is filed with this report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Press release of Limelight Networks, Inc., dated February 9, 2017 (furnished herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: February 9, 2017	By:	/s/ Michael DiSanto
Michael DiSanto SVP, Chief Administrative and Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Limelight Networks, Inc., dated February 9, 2017 (furnished herewith).